Exhibit 3.10

RESTATED CERTIFICATE OF INCORPORATION

OF

INGERSOLL-RAND COMPANY

To:	Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1.	The name of the corporation is Ingersoll-Rand Company.

2.	The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

3.	The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of common stock, $0.01 par value.

4.	The address of the corporation’s current registered office is 820 Bear Tavern Road, West Trenton, NJ 08628 and the name of its current registered agent is The Corporation Trust Company.

5.	The number of directors constituting the current board of directors is three (3).

The names and addresses of the directors are as follows;

Names	Addresses
Patricia Nachtigal	155 Chestnut Ridge Road, Montvale, NJ 07645
Lawrence Kurland	155 Chestnut Ridge Road, Montvale, NJ 07645
Barbara A. Santoro	155 Chestnut Ridge Road, Montvale, NJ 07645

6.	The duration of the corporation is perpetual.

7.	A director or officer of the corporation shall not be personally liable to the corporation or its shareholder for damages for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

8.	All corporate officers, directors, employees and agents shall be indemnified to the full extent permitted by law. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Directors.

Dated this 25th day of January, 2008.

INGERSOLL-RAND COMPANY

By	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President & Secretary

CERTIFICATE REQUIRED TO BE FILED WITH THE

RESTATED CERTIFICATE OF INCORPORATION

OF

INGERSOLL-RAND COMPANY

Pursuant to N.J.S.A. I4A:9-5(5), the undersigned corporation hereby executes the following certificate:

1.	The name of the corporation is Ingersoll-Rand Company.

2.	The Restated Certificate of Incorporation was adopted on the 14th day of December, 2001.

3.	At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding and the total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares	Number of Shares Voted
Entitled to Vote	For	Against
167,986,731	113,915,706	14,332,195

4.	The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Dated this 25th day of January, 2008.

INGERSOLL-RAND COMPANY

By	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President & Secretary

RESTATED CERTIFICATE OF INCORPORATION

OF

INGERSOLL-RAND COMPANY

To:	Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1.	The name of the corporation is Ingersoll-Rand Company.

2.	The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

3.	The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of common stock, $0.01 par value.

4.	The address of the corporation’s current registered office is 820 Bear Tavern Road, West Trenton, NJ 08628 and the name of its current registered agent is The Corporation Trust Company.

5.	The number of directors constituting the current board of directors is three (3).

The names and addresses of the directors are as follows:

Names	Addresses
Patricia Nachtigal	155 Chestnut Ridge Road, Montvale, NJ 07645
Lawrence Kurland	155 Chestnut Ridge Road, Montvale, NJ 07645
Barbara A. Santoro	155 Chestnut Ridge Road, Montvale, NJ 07645

6.	The duration of the corporation is perpetual.

7.	A director or officer of the corporation shall not be personally liable to the corporation or its shareholder for damages for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

8.	All corporate officers, directors, employees and agents shall be indemnified to the full extent permitted by law. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Directors.

Dated this 25th day of January, 2008.

INGERSOLL-RAND COMPANY

By	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President & Secretary

CERTIFICATE REQUIRED TO BE FILED WITH THE

RESTATED CERTIFICATE OF INCORPORATION

OF

INGERSOLL-RAND COMPANY

Pursuant to N.J.S.A. 14A:9-5(5), the undersigned corporation hereby executes the following certificate:

1.	The name of the corporation is Ingersoll-Rand Company.

2.	The Restated Certificate of Incorporation was adopted on the 14th day of December, 2001.

3.	At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding and the total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares	Number of Shares Voted
Entitled to Vote	For	Against
167,986,731	113,915,706	14,332,195

4.	The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Dated this 25th day of January, 2008.

INGERSOLL-RAND COMPANY

By	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President & Secretary